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                                                                     EXHIBIT (j)




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to the Registration Statement of the Empire Builder Tax Free Bond Fund on Form N-1A (file No. 2-86931) of our report dated April 5, 1999 on our audits of the financial statements and financial highlights of the Empire Builder Tax Free Bond Fund, which report is included in the Annual Report to Shareholders for the year ended February 28, 1999, which is incorporated by reference in Post-Effective Amendment No. 19 to the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information in this Post-Effective Amendment No. 19 to the Registration Statement of the Empire Builder Tax Free Bond Fund on Form N-1A (File No. 2-86931).


                                         PRICEWATERHOUSECOOPERS LLP


Columbus, Ohio
June 25, 1999